Exhibit 17(a)

PROXY TABULATOR	To vote by Internet
P.O. BOX 9112
FARMINGDALE, NY 11735	1)	Read the Proxy Statement and have the proxy card below at hand.
	2)	Go to website www.proxyvote.com
	3)	Follow the instructions provided on the website.

To vote by Telephone

	1)	Read the Proxy Statement and have the proxy card below at hand.
	2)	Call 1-800-690-6903
	3)	Follow the instructions.

To vote by Mail

	1)	Read the Proxy Statement.
	2)	Check the appropriate boxes on the proxy card below.
	3)	Sign and date the proxy card.
	4)	Return the proxy card in the envelope provided.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	BKEQT1	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED
BLACKROCK - PNC EQUITY GROWTH

Vote on Proposal		For	Against	Abstain

1.	To consider a proposal to approve an Agreement and Plan of Reorganization (the “Reorganization Agreement”) pursuant to which BlackRock Capital Appreciation Portfolio (the “BlackRock Fund”), a series of BlackRock Funds, Inc. (the “BlackRock Trust”), would acquire all of the assets and certain stated liabilities of the PNC Fund, in exchange for shares of the BlackRock Fund, which will be distributed by the PNC Fund to the holders of its shares in complete liquidation thereof.	O	O	O

2.	To consider any adjournments or postponements of the Special Meeting, if necessary or appropriate.

Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope.

(NOTE: Please sign exactly as your name(s) appear(s)
hereon. All holders must sign. When signing as
attorney, executor, administrator, or other fiduciary,
please give full title as such. Joint owners should each
sign personally. If a corporation, please sign in full
corporate name, by authorized officer. If a partnership,
please sign in partnership name by authorized person.)

Signature [PLEASE SIGN WITHIN BOX]		Signature (Joint Owners)		Date

PNC FUNDS, INC.
PNC EQUITY GROWTH FUND
Two Hopkins Plaza
2nd Floor
Baltimore, Maryland 21201

PROXY

This proxy is solicited on behalf of the Board of Directors

The undersigned holder of shares of the PNC Equity Growth Fund (the “PNC Fund”), a series of PNC Funds, Inc., hereby appoints Kevin A. McCreadie and Jennifer E. Spratley as proxies for the undersigned, each with full powers of substitution and revocation, to represent the undersigned and to vote on behalf of the undersigned all shares of the PNC Fund that the undersigned is entitled to vote at the Special Meeting of Shareholders of the PNC Fund to be held at the offices of PNC Capital Advisors, Inc., Two Hopkins Plaza, 2nd Floor, Baltimore, Maryland on Friday, October 31, 2008 at 10:00 a.m. Eastern time and any adjournments or postponements thereof. The undersigned hereby acknowledges receipt of the Notice of Special Meeting and Combined Prospectus/Proxy Statement dated September [ ], 2008 and hereby instructs said proxies to vote said shares as indicated herein. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Special Meeting or any adjournments or postponements thereof. The undersigned hereby revokes any proxy previously given.

       This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR the Proposal.

By signing and dating the reverse side of this card, you authorize the proxies to vote the proposal as marked, or if not marked, to vote “FOR” the proposal, and to use their discretion to vote for any other matter as may properly come before the meeting or any adjournment or postponement thereof. If you do not intend to personally attend the meeting, please complete and return this card at once in the enclosed envelope.

(Continued and to be signed on the reverse side)